Exhibit  77Q1

AMENDMENT #4
TO THE BY-LAWS
OF
EDWARD JONES MONEY MARKET FUND
Effective August 18, 2005
Delete Article IX, Indemnification of
Trustees and Officers in its entirety
and replace with the
following:

Article IX
Indemnification of Trustees
and Officers

Section 1.  Indemnification.
The Trust hereby agrees to indemnify
each person who at any time
serves as a Trustee or officer
of the Trust (each such person
being an "indemnitee") against any
liabilities and expenses, including
amounts paid in satisfaction of
judgments, in compromise or as
fines and penalties, and counsel
fees incurred by such indemnitee
in connection with the defense
or disposition of any action, suit
or other proceeding, whether civil
or criminal, before any court
or administrative or investigative
body in which he may be or may have
been involved as a party
or otherwise or with which he may
be or may have been threatened,
by virtue of his being or
having been a Trustee or officer
of the Trust or his serving or
having served as a trustee, director,
officer, partner, or fiduciary
of another trust, corporation,
partnership, joint venture, or
other
enterprise at the request of
the Trust, provided, however,
that no indemnitee shall be
indemnified
hereunder against any liability
to any person or any expense of
such indemnitee arising by reason
of (i) willful misfeasance, (ii)
bad faith, (iii) gross negligence,
or (iv) reckless disregard of the
duties involved in the conduct of
his position (the conduct referred
to in such clauses (i) through
(iv) being sometimes referred to
herein as "disabling conduct").

Section 2.  Actions By Trustee
Against The Trust.  Notwithstanding
the foregoing, with respect to
any action, suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff,
indemnification shall be mandatory
only if the prosecution of such action,
suit or other
proceeding by such indemnitee (i) was
authorized by a majority of the
Trustees or (ii) was
instituted by the indemnitee to
enforce his rights to indemnification
hereunder in a case in which
the indemnitee is found to be entitled
to such indemnification.

Section 3.  Survival.  The rights to
indemnification set forth herein
shall continue as to a person
who has ceased to be a Trustee or
officer of the Trust and shall inure
to the benefit of his heirs,
executors and personal and legal
representatives.

Section 4.  Amendments.  No amendment
or restatement of these by-laws or
repeal of any of its
provisions shall limit or eliminate
any of the benefits provided to any
person who at any time is or
was a Trustee or officer of the Trust
or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Section 5.  Procedure.  Notwithstanding
the foregoing, no indemnification
shall be made
hereunder unless there has been a
determination (i) by a final
decision on the merits by a
court or
other body of competent jurisdiction
before whom the issue of entitlement
to indemnification
hereunder was brought that such
indemnitee is entitled to
indemnification hereunder or,
(ii) in the
absence of such a decision, by
(1) a majority vote of a quorum
of those Trustees who are neither
"interested persons" of the Trust
(as defined in Section 2(a)(19) of
the 1940 Act) nor parties to the
proceeding ("Disinterested Non-Party
Trustees"), that the indemnitee is
entitled to
indemnification hereunder, or (2) if
such quorum is not obtainable (or
even if obtainable, if such
majority so directs) independent legal
counsel in a written opinion concludes,
based on a review
of readily available facts (as opposed
to a full trial-type inquiry) that the
indemnitee should be
entitled to indemnification hereunder.
All determinations to make advance
payments in
connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.

Section 6.  Advances.  The Trust
shall make advance payments in
connection with the expenses
of defending any action with respect
to which indemnification might be
sought hereunder if the
Trust receives a written undertaking
to reimburse the Trust if it is
subsequently determined that
the indemnitee is not entitled to such
indemnification.  In addition, at least
one of the following
conditions must be met: (i) the
indemnitee shall provide adequate
security for his undertaking, (ii)
the Trust shall be insured against
losses arising by reason of any lawful
advances, or (iii) a
majority of a quorum of the Disinterested
Non-Party Trustees, or independent
legal counsel in a
written opinion, shall conclude, based
on a review of readily available facts
(as opposed to a full
trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

Section 7.  Other Rights.  The rights
accruing to any indemnitee under these
provisions shall not
exclude any other right which any
person may have or hereafter acquire
under the Declaration of
Trust or the by-laws of the Trust,
by contract or otherwise under law,
by a vote of shareholders or
Trustees who are "disinterested persons"
(as defined in Section 2(a)(19) of
the 1940 Act) or any
other right to which he may be
lawfully entitled.

Section 8.  Indemnification Of Employees
And Agents.  Subject to any limitations
provided by
the Investment Company Act of 1940 Act or otherwise under the Declaration of Trust or the by-laws of the Trust, contract or otherwise under law, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Trustees.